UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 21, 2006

Fog Cutter Capital Group Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	0-23911	52-2081138
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1410 SW Jefferson Street, Portland, OR 97201
(Address of principal executive offices) (Zip Code)

(503) 721-6500
Registrant’s telephone number, including area code

Item 1.01 Entry Into a Material Definitive Agreement.

On July 21, 2006, the Company entered into an amended and restated employment agreement, effective as of June 1, 2006, with Andrew A. Wiederhorn, its chairman and chief executive officer.  The Company also entered into an employment agreement, effective as of June 1, 2006, with its chief financial officer, R. Scott Stevenson.  The Compensation Committee of the Board of Directors approved both agreements prior to their execution. Both agreements are attached, in their entirety, as exhibits 10.1 and 10.2 to this Form 8-K, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

The following exhibits are filed as part of this report:

Exhibit 10.1  Amended and restated employment agreement between Fog Cutter Capital Group Inc. and Andrew A. Wiederhorn effective as of June 1, 2006.

Exhibit 10.2  Employment agreement between Fog Cutter Capital Group Inc. and R. Scott Stevenson effective as of June 1, 2006.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Fog Cutter Capital Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 25, 2006

FOG CUTTER CAPITAL GROUP INC.

By:	/s/ R. Scott Stevenson
R. Scott Stevenson
Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No	Description
10.1	Amended and restated employment agreement between Fog Cutter Capital Group Inc. and Andrew A. Wiederhorn effective as of June 1, 2006
10.2	Employment agreement between Fog Cutter Capital Group Inc. and R. Scott Stevenson effective as of June 1, 2006